EXHIBIT 23.1

                          Independent Auditors' Consent

We have issued our reports dated June 2, 2000 (except for Note E, as to which the date is June 28, 2000), accompanying the consolidated financial statements incorporated in the Annual Report of Agate Technology, Inc. on Form 10-KSB for the year ended March 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Agate Technology, Inc. on Form S-8 (File No. 33381677).



     /s/ Grant Thornton LLP
     /s/ GRANT THORNTON LLP


San Francisco, California
July 11, 2000